Exhibit 99.1



                                          Contact:  Peter W. Keegan
                                                    Senior Vice President
                                                    (212) 521-2950


    FOR IMMEDIATE RELEASE


                       LOEWS CORPORATION ANNOUNCES COMPLETION
                     OF EXCHANGEABLE SUBORDINATED NOTES OFFERING

              NEW YORK, September 23, 1997 -- Loews Corporation (NYSE:LTR)

    announced that on September 19, 1997 it completed the sale of

    $1,150,000,000 principal amount of its 3 1/8% Exchangeable Subordinated

    Notes due September 15, 2007 (NYSE:LTR 07).  The transaction included the sale of $150,000,000 of principal amount of Notes to cover over-

    allotments.  The Notes are exchangeable into shares of Diamond Offshore

    Drilling, Inc. (NYSE:DO) common stock from October 1, 1998 to

    September 15, 2007 at a price of $65.04 per Diamond Offshore share.

    The managing underwriter for the offering was Goldman, Sachs & Co.

              At the time the sale of the Notes was consummated, Loews

    owned 70,100,000 shares of Diamond Offshore common stock constituting approximately 50.3% of the outstanding shares, including the approximately 17,682,000 shares into which the Notes are exchangeable.



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